Any text removed pursuant to the Company’s confidential treatment request has been separately submitted with the U.S. Securities and Exchange Commission and is marked [***] herein.

Exhibit 4(a).1

Amendment 138

to the
Amended and Restated License Agreement
for the Use and Marketing of Programming Materials
dated May 31, 1996 (the “1996 Agreement”)
between
International Business Machines Corporation
and
Dassault Systemes, S.A.

This Amendment (“Amendment”) is entered into by and between International Business Machines Corporation (“IBM”), incorporated under the laws of the State of New York and Dassault Systemes, S.A. (“OWNER”), a French société anonyme.

Whereas, OWNER is the owner of 3D/2D Computer Aided Design/Computer Aided Manufacturing/Computer Aided Engineering/Product Integrated Management software programs marketed under various trademarks.

Whereas, the parties agreed in Amendment 125 to a pilot project for the DELMIA Products, and have now agreed to end the pilot project as originally defined and modify the basis on which they will work together regarding the DELMIA Products.

Whereas, the parties wish to make available additional products from DELMIA and update the list of licensed products and the list of DELMIA Named Accounts.

Whereas, the parties wish to amend the 1996 Agreement for the purposes of making the changes associated with the foregoing.

Now therefore, the parties agree to the following changes to Amendment 125:

1) The definition of “DELMIA Named Accounts” is changed to read as follows:

“DELMIA Named Accounts” shall mean those customers listed in Exhibit 1 to this Amendment, which the parties may amend from time to time, and any other customer(s) where OWNER requests, in writing, support from IBM and IBM agrees, in writing, to provide such support. The form of the written agreement may be by letter, email, or amendment to this Agreement and, for OWNER, can only be requested by either the DELMIA Corporation CEO or CFO

2) The term entitled “Materials and Services Provided by OWNER” subparagraph (c), is amended to change the first sentence to delete “for the DELMIA Products, participate with IBM and have a leadership role. . . .” and replace it with “for the DELMIA Products, the leadership role. . . .”

3) The Mode of Operation Document of Understanding (“MOO”) is deleted and replaced with the MOO attached to this Amendment as Exhibit II.

4) Section C.14.3.2(a) is amended to delete the beginning phrase “for sales to DELMIA Named Accounts. . . .” and replace it with “for sales of the DELMIA Products. . . .”

5) Section C.14.3.2(b) is deleted in its entirety.

6) With the end of the pilot project and the agreement by the parties to a different working relationship with respect to the DELMIA Products, Item 6.0 - Solicitation of Personnel, is amended to now read as follows:

“IBM agrees that the IBM Product Lifecycle Management organization will not directly or indirectly solicit for employment personnel of the Delmia Corporation, Delmia Gmbh, or any other Delmia company involved with the marketing and distribution of the Delmia Products associated with performance of this Amendment, unless expressly agreed to in writing by OWNER with respect to a particular employee; provided, however, that the parties agree to

Any text removed pursuant to the Company’s confidential treatment request has been separately submitted with the U.S. Securities and Exchange Commission and is marked [***] herein.

Exhibit 4(a).1

review the foregoing on an annual basis to reasonably determine whether this Solicitation of Personnel provision should terminate based on the then-current Delmia product relationship Nothing in the foregoing prohibits IBM from giving consideration to any application for employment submitted on an unsolicited basis or in response to a general advertisement of employment opportunities.”

      7) The Term of Amendment 125 is changed to lengthen the term of each renewal period and now reads as follows:

“This Amendment is entered into effect as of November 1, 2000. Except for the rights, licenses and obligations of the parties with respect to [***] which shall have no end date, this Amendment shall continue until December 31, 2004, and will afterwards be automatically renewed for successive terms of one (1) year unless either party terminates it with a ninety (90) day notice period. In case of termination with respect to the DELMIA Named Accounts [***], all licenses granted by IBM for DELMIA Products shall continue in full force and effect under the terms and conditions of this Amendment, but IBM will no longer be authorized to grant any new licenses or add any DELMIA Products to existing licenses, [***] as of the date of termination. All terms of this Amendment will continue in full force and effect with respect to [***] until such time as the parties mutually agree to terminate such provisions.”

      8) Section C.14 DELMIA Products, is amended as follows:

a) Delete Attachments XXV and XXVI in their entirety and replace with this new Attachment XXV:

Attachment XXV DELMIA Products

PLC Related Royalty (US Dollars)

		Standard	Add-on	Shareable
	Product Name	Config	Product	Product

DELMIA V5 Configurations

1)	DELMIA — DPM Assembly 2
2)	DELMIA — DPM Assembly GT 2
3)	DELMIA — DPM Body In White 2
4)	DELMIA — DPM Body In White GT 2		[***]
5)	DELMIA — DPM Body In White XT 2
6)	DELMIA — DPM Process Definition 2
7)	DELMIA — DPM Process Definition GT 2
8)	DELMIA — DPM Powertrain 2
9)	DELMIA — DPM Powertrain GT 2
10)	DELMIA — DPM Inspection Off-line 2
11)	DELMIA — DPM Inspection Off-line GT 2
12)	DELMIA — DPM ENVISION Assembly 2
13)	DELMIA — DPM Shop Floor 2
14)	DELMIA — Robotics Simulation 2
15)	DELMIA — Robotics Simulation GT 2
16)	DELMIA — Robotics Simulation XT 2
17)	DELMIA — Machine Tool Path Simulation 2
18)	DELMIA — Machine Tool Builder 2
19)	DELMIA — Tolerance Analysis of Deformable Assembly 3
20)	DELMIA — Virtual NC Zip Mill 2

Any text removed pursuant to the Company’s confidential treatment request has been separately submitted with the U.S. Securities and Exchange Commission and is marked [***] herein.

Exhibit 4(a).1

PLC Related Royalty (US Dollars)

		Standard	Add-on	Shareable
Product Name		Config	Product	Product

DELMIA V5 Products

21)	DELMIA — Human Activity Analysis 2
22)	DELMIA — Human Basic Activities 2
23)	DELMIA — Human Builder 2			[***]
24)	DELMIA — Human Measurements Editor 2
25)	DELMIA — Human Modeling Complete 2
26)	DELMIA — Human Posture Analysis 2
27)	DELMIA — Human Task Simulation 2
28)	DELMIA — DMU Navigator 2
29)	DELMIA — DMU Optimizer 2
30)	DELMIA — DMU Space Analysis 2
31)	DELMIA — DMU Dimensioning & Tolerance Review 1
32)	DELMIA — 3D Functional Tolerancing & Annotation 2
33)	DELMIA — Device Building 2
34)	DELMIA — Generative Drafting 2
35)	DELMIA — Interactive Drafting 1
36)	DELMIA — IGES Interface 1
37)	DELMIA — Primatic Machining Preparation Assistant
38)	DELMIA — STEP Core Interface 1
39)	DELMIA — Real Time Rendering 2
40)	DELMIA — Robotics OLP 2
41)	DELMIA — RRS 2
42)	DELMIA — DPM Assembly Process Simulation 2
43)	DELMIA — DPM Work Instructions 2
44)	DELMIA — Robot Task Definition 2
45)	DELMIA — Knowledge Expert 2
46)	DELMIA — Standard Robot Library 2
47)	DELMIA — Tool Selection Assistant 2
48)	DELMIA — MULTICAx I Plug-in
49)	DELMIA — MULTICAx ID Plug-in
50)	DELMIA — MULTICAx U Plug-in
51)	DELMIA — MULTICAx P Plug-in
52)	DELMIA — MULTICAx AD Plug-in
53)	DELMIA — MULTICAx SE Plug-in
54)	DELMIA — MULTICAx Solidworks Plug-in

PLC Related Royalty (US Dollars)

		Standard	Add-on	Shareable
Product Name		Config	Product	Product

DELMIA Process Engineer Configurations

55)	DELMIA — PPR Navigator for Manufacturing Hub
56)	DELMIA — Process & Resource Planner
57)	DELMIA — Process Engineer	[***]
58)	DELMIA — Industrial Engineer

Any text removed pursuant to the Company’s confidential treatment request has been separately submitted with the U.S. Securities and Exchange Commission and is marked [***] herein.

Exhibit 4(a).1

PLC Related Royalty (US Dollars)

		Standard	Add-on	Shareable
Product Name		Config	Product	Product

DELMIA Process Engineer Products

59)	DELMIA — Product Evaluation			[***]
60)	DELMIA — Process & Resource Planning			[***]
61)	DELMIA — Standard Time Measurement
62)	DELMIA — Layout Planning
63)	DELMIA — PPR Loader
64)	DELMIA — JT Files
65)	DELMIA — Workload Balancing
66)	DELMIA — Automatic Line Balancing
67)	DELMIA — DMU Review 1
68)	ORACLE Runtime License

PLC Related Royalty (US Dollars)

		Standard	Add-on	Shareable
Product Name		Config	Product	Product

DELMIA D5 Configurations

69)	ENVISION Telerobotics
70)	ENVISION Virtual Environment
71)	ENVISION Virtual Prototyping	[***]
72)	ENVISION Virtual Reality
73)	IGRIP
74)	QUEST
75)	QUEST Express
76)	ReView
77)	UltraArc
78)	UltraGRIP
79)	UltraPaint
80)	UltraSpot
81)	Virtual NC
82)	INSPECT
83)	QUEST Advanced

PLC Related Royalty (US Dollars)

		Standard	Add-on	Shareable
Product Name		Config	Product	Product

DELMIA D5 Products

84)	Additional Controller Family
85)	Additional Robot
86)	ABB Robot Programming		[***]
87)	Arc Welding
88)	Assembly Planner
89)	AXXESS Open Architecture/Virtual Reality
90)	Cable Simulation
91)	Calibration and Signature
92)	Cell Control Design
93)	Cell Control Monitor
94)	Cell Control Logic Translator - Siemens
95)	CLI Device Building
96)	Custom Macro Encryption
97)	Custom Macro Read
98)	Deburring/Finishing
99)	Dynamics
100)	Ergonomics Analysis
101)	Ergonomics
102)	Human Modeling
103)	Industrial Robot Library
104)	Low Level Telerobotic Interface

Any text removed pursuant to the Company’s confidential treatment request has been separately submitted with the U.S. Securities and Exchange Commission and is marked [***] herein.

Exhibit 4(a).1

105)	Material Removal	[***]
106)	Floating License, Dissimilar Platforms
107)	Off Line Programming
108)	OptQUEST
109)	Paint
110)	Parasolid Modeling
111)	QUEST User Manual
112)	QUEST Virtual Reality
113)	Remote Display
114)	Realistic Robot Simulation
115)	Floating License, Similar Platforms
116)	Spot Welding
117)	3D Stereo Vision
118)	Virtual Collaborative Engineering
119)	Virtual NC Machine Building
120)	VRML2x
121)	Zip Mill
122)	Batch IGES Translator
123)	CATIA Direct
124)	DXF Translator
125)	Pro/Engineer Translator
126)	SDRC Translator
127)	Unigraphics Direct Translator
128)	ACIS files to/from Parasolid
129)	ACIS files to Parasolid
130)	CADDS files to/from Parasolid
131)	CADDS files to Parasolid
132)	STEP files to/from Parasolid
133)	Cell Control
134)	SNTWK Upgrade

PLC Related Royalty (US Dollars)

		Standard	Add-on	Shareable
	Product Name	Config	Product	Product

DELMIA SAFEWORK Configurations

135)	SAFEWORK Basic	[***]
136)	SAFEWORK Human Builder
137)	SAFEWORK Humanoid
138)	SAFEWORK Pro

PLC Related Royalty (US Dollars)

		Standard	Add-on	Shareable
	Product Name	Config	Product	Product

DELMIA SAFEWORK Products

139)	Animation	[***]
140)	Anthropometry
141)	Clothing
142)	Collision Detection
143)	Ergonomic Analysis
144)	Posture Analysis
145)	Vision
146)	Virtual Reality
147)	IGES Translator
148)	STEP Translator
149)	STL Translator

Any text removed pursuant to the Company’s confidential treatment request has been separately submitted with the U.S. Securities and Exchange Commission and is marked [***] herein.

Exhibit 4(a).1

Note: Migration paths from D5 products to V5 products are available and will be handled by the special bid process.

     b) The following products are renamed as follows, with no changes to royalties:

DELMIA - Robotics Workcell Layout & Simulation 2 is renamed: DELMIA - Robot Simulation 2

DELMIA - Interactive Drafting 2 is renamed: DELMIA - Interactive Drafting 1

Stereo is renamed: 3D Stereo Vision

Custom Macros is renamed: Custom Macro Read

Ergonomics Option is renamed: Ergonomics

VRML2 is renamed: VRML2x

DELMIA - DPM Body in White Process Definition & Verification 2 is renamed: DELMIA - DPM Body in White 2

DELMIA - DPM Assembly Process Simulation 2 is renamed: DELMIA - DPM Assembly 2

DELMIA - PPR Navigator for Manufacturing is renamed: DELMIA - PPR Navigator for Manufacturing Hub

Other than the changes indicated above, it is understood that all other terms of the 1996 Agreement including all Attachments and Exhibits thereto remain in full force and effect.

If any provision of this Amendment or the 1996 Agreement (as amended) shall be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby, and such provision shall be deemed to be restated to reflect the original intentions of IBM and OWNER as nearly as possible in accordance with applicable law(s).

The parties agree that any reproduction of this Amendment by reliable means (such as facsimile or photocopy) will be considered an original of this Amendment.

Agreed to: Dassault Systemes, S.A.		Agreed to: International Business Machines Corporation

By:	/s/ THIBAULT DE TERSANT	By:	/s/ R. A. ARCO
Authorized Signature		Authorized Signature
Thibault de Tersant		Name: R. A. Arco

Executive Vice President & CFO		Title: Manager, PLM Product Mgmt. & Support

Date:	Dec. 24th, 2003	Date:	1/12/04

Any text removed pursuant to the Company’s confidential treatment request has been separately submitted with the U.S. Securities and Exchange Commission and is marked [***] herein.

Exhibit 4(a).1

Exhibit 1: List of DELMIA Named Accounts

[***]

OTHER ACCOUNTS:

Any text removed pursuant to the Company’s confidential treatment request has been separately submitted with the U.S. Securities and Exchange Commission and is marked [***] herein.

Exhibit 4(a).1

[***]

Any text removed pursuant to the Company’s confidential treatment request has been separately submitted with the U.S. Securities and Exchange Commission and is marked [***] herein.

Exhibit 4(a).1

Exhibit II

Mode Of Operations Document of Understanding

For the marketing of DELMIA Products by IBM

The parties agree to implement the responsibilities described in this MOO for the DELMIA Products.

1.0 General
(a) When appropriate, IBM shall reference DELMIA Products as part of its PLM solution for digital manufacturing, together with the CATIA and ENOVIA products. IBM shall refer interested customers to DELMIA. The DELMIA Products can be fulfilled to DELMIA Named Accounts as an IBM PRPQ according to IBM’s internal processes.
(b) For the DELMIA Named Accounts, and upon request by IBM, OWNER will provide to IBM:

(i) temporary demonstration licenses for the purpose of presenting the over all PLM strategy and vision. These licenses are not to be used by IBM for the purpose of product demonstrations, benchmarks or consulting services; and
(ii) presentations and marketing material that OWNER uses for its other customers. IBM will be authorized to use them for its marketing activities with the DELMIA Names Accounts without any material change.

2.0 Presales efforts with DELMIA Named Accounts
(a) Strategy and vision – Positioning
IBM shall take the lead in presenting the PLM strategy and vision to customer executive management and invite OWNER to participate. IBM will assist in arranging for OWNER sales personnel to meet with customer executive management in order to present OWNER’s Digital Manufacturing strategy and vision. OWNER shall take the lead sales positions as the specialized sales force.
(b) Demonstration and pilots
OWNER will be responsible for defining, arranging, and running all demonstrations and pilots. IBM, at its discretion, will participate in the demonstrations, with OWNER taking the presentation lead for presenting the demonstration scenario.
(c) Knowledge of DELMIA Named Account
IBM will assist OWNER in gaining access to the user buyer and technical buyer, the economical buyer and any DELMIA Named Account “coaches” that may be available so the OWNER members fully understand the account profile.

3.0 Sale and execution with DELMIA Named Accounts
IBM and OWNER will jointly prepare a quotation for the DELMIA Products to be presented by IBM to DELMIA Named Account. IBM will not obligate OWNER to provide any additional product functionally, accelerated delivery schedules, services or customer support not explicitly agreed by OWNER and detailed in a written document from OWNER. IBM will assist OWNER in securing a request for quote from the DELMIA Named Account for the DELMIA Products. Once the quotation has been presented by IBM, OWNER shall be responsible for negotiating the technical content of the quotation (such as service, support, seats for instance) with IBM participation. IBM will prepare the final financial proposal for the customer with input of DELMIA.

4.0 Post sale relationship with DELMIA Named Accounts
OWNER shall be in charge of handling any DELMIA Named Account requirements related to the functioning or the enhancement of the DELMIA Products. IBM shall not make any commitment related to such functioning or enhancement.

5.0 Level 1 support and other support obligations
OWNER shall be responsible for level 1 technical support for DELMIA Named Accounts in addition to the other support obligations set forth in the 1996 Agreement

6.0 Key Contacts
For DELMIA: Philippe Charles,
FOR IBM: Manohar Athavale, (p) 561-862-2465, email: athavale@us.ibm.com